SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): August 24, 2001


                            CENDANT CORPORATION
           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



           Delaware                    1-10308                  06-0918165
          ----------                  ---------                ------------
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)           Identification No.)



           9 West 57th Street New York, New York                 10019
        -------------------------------------------------------------------
        (Address of principal executive offices)               (zip code)


     Registrant's telephone number, including area code: (212) 314-1800


                               Not Applicable
       --------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)








Item 5.  Other Events.
         -------------

         On August 24, 2001, Cendant Corporation issued a joint press release with Galileo International, Inc. regarding the determination of the exchange ratio in Cendant's acquisition of Galileo. A copy of the joint press release issued is attached hereto as Exhibit 99.1 and incorporated herein by reference.








ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

(a)    Exhibits:

         Number               Description
         ------               -----------

         99.1                 Joint Press Release, dated August 24, 2001.







                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CENDANT CORPORATION

                                       By:  /s/ Eric J. Bock
                                            ---------------------------
                                       Name:  Eric J. Bock
                                       Title: Senior Vice President - Law
                                                and Corporate Secretary


Date: August 24, 2001








                             INDEX TO EXHIBITS


         Number               Description
         ------               -----------

         99.1                 Joint Press Release, dated August 24, 2001.








                                                               Exhibit 99.1
                                                               ------------


                         EXCHANGE RATIO DETERMINED
          IN CENDANT'S ACQUISITION OF GALILEO INTERNATIONAL, INC.

New York, NY and Rosemont, IL - August 24, 2001 - Cendant Corporation (NYSE:CD) and Galileo International, Inc. (NYSE:GLC) today announced that the exchange ratio, or the number of shares of Cendant common stock to be exchanged for each share of Galileo common stock held by Galileo's stockholders in connection with Cendant's acquisition of Galileo, has been determined. In accordance with the terms of the merger agreement, Galileo stockholders will receive 1.328 shares of Cendant common stock for each share of Galileo common stock they hold. The cash portion of the merger consideration to be paid to Galileo stockholders will not be determined until the closing date of the merger.

The average of the closing sales prices for Cendant common stock between July 30th and August 24th, the 20 consecutive trading days preceding the third trading day prior to the August 30th special meeting of Galileo stockholders, exceeds $20.00. Therefore, in accordance with the merger agreement, the exchange ratio is fixed at 1.328 shares of Cendant common stock for each share of Galileo common stock.

Galileo stockholders will also receive $6.435 in cash per share of Galileo common stock if the average of the high and low sales prices of Cendant common stock on the closing date of the merger equals or exceeds $20.00; otherwise the cash portion of the merger consideration will be reduced in accordance with the terms of the merger agreement.

About Cendant Corporation
-------------------------
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 57,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at http://www.Cendant.com or by calling 877-4INFO-CD (877-446-3623).

About Galileo International, Inc.
---------------------------------
Galileo International is a diversified, global technology leader. Its core business is providing electronic global distribution services for the travel industry through its computerized reservation systems, leading-edge products and innovative Internet-based solutions. Galileo is a value-added distributor of travel inventory dedicated to supporting its travel agency and corporate customers and, through them, expanding traveler choice. Among Galileo's subsidiaries are TRIP.com, an award-winning online travel service and technology provider; and Quantitude, which delivers advanced telecommunications services and enterprise networking solutions. Galileo also offers secure, flexible and cost-effective managed hosting services. Headquartered in Rosemont, Illinois, USA, Galileo International has offices worldwide and operates a state-of-the-art data center in Greenwood Village, Colo., USA. Visit www.galileo.com.

This document is being filed pursuant to Rule 425 under the Securities Act of 1933 and is deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

                                    # # #

CENDANT MEDIA CONTACT:                           CENDANT INVESTOR CONTACTS:
Elliot Bloom                                     Denise Gillen
(212) 413-1832                                   (212) 413-1833

GALILEO MEDIA CONTACT:                           Sam Levenson
Andrea Steffy                                    (212) 413-1834
(847) 518-4973
                                                 GALILEO INVESTOR CONTACTS:
                                                 Tammy Bobbitt
                                                 (847) 518-4771